EXTENSION AGREEMENT

WHEREAS, Aduddell Industries, Inc., an Oklahoma corporation, (“Buyer”) and Greg Hayden, an individual resident in New York, (“Seller”) are parties to a Stock Purchase Agreement (the “Agreement”) dated as of December 29, 2006; and

WHEREAS, Section 2.3 of the Agreement provide for a closing on or before March 15, 2007; and

WHEREAS, Buyer and Seller desire to extend the closing date; and

NOW THEREFORE, the parties hereby agree;

1.	The date of Closing provided for in the Agreement is hereby extended until May 18, 2007.
2.	As compensation for this agreement to extend the closing date Aduddell Industries shall pay Greg Hayden $50,000 (Fifty thousand dollars) at closing.
3.	The discussions and commitments in our January 9, 2007 letter (attached) remain valid and binding.
4.	Typographical errors and formatting in the original document will be corrected in a final document coordinated between counsels by April 15th 2007.
5.	The original agreement and the extension are under the jurisdiction of New York law.

In witness thereof, the parties have executed and delivered this extension agreement as of the 21st day of March, 2007.

“Buyer”

ADUDDELL INDUSTRIES, INC.

By:	/s/ Reggie Cook
Reggie Cook

“Seller”

GREG HAYDEN

By:	/s/ Greg Hayden
Greg Hayden